EXHIBIT 10.2

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
                     ---------------------------------------


         THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made and entered into on February 13, 2008, by and between Pacific Capital Bank, N.A. (the "Bank") and Pacific Capital Bancorp (PCB) and the Bank and PCB hereinafter collectively referred to as the "Company" and George S. Leis (the "Executive").

         WHEREAS, the Company and the Executive entered into an Employment Agreement (the "Agreement") on March 29, 2007; and

         WHEREAS, the Company and the Executive desire to amend the Agreement as hereinafter provided.

         NOW, THEREFORE, the Company and the Executive hereby agree to amend the Agreement as hereinafter provided.

1) Section F.4 relating to payments to the Executive upon a "Change in Control" is amended to state as follows:

         "4.      Upon a Change of Control.

                  (a) Except for termination pursuant to Sections F.2 or F.3 hereof, if within one (1) year after the completion of a Change in Control (as defined below), Executive's employment with the Company is (i) terminated by the Bank or PCB or any successor to the Bank or PCB, or (ii) Executive resigns his employment with the Bank and PCB for any Good Reason; or (iii) Executive is offered a position with any successor to the Bank or PCB at or around the time of such Change in Control, but decides that he does not wish to accept such a position and, as a result, Executive suffers a job loss (either by termination or resignation), As used herein "Good Reason" shall mean a material reduction of Executive's authority, duties, or responsibilities, a material reduction of base salary, and/or a relocation of Executive's work site by more than 200 miles. Executive shall be entitled to receive an amount equal to three times his annual total compensation (salary and bonuses) averaged over a three (3) year period immediately preceding the Change in Control. Such amounts, less applicable withholdings, employment and payroll taxes (which taxes shall be paid upon termination or resignation of Executive's employment or at the time payments are made hereunder, as required by law), shall be paid (without interest or other adjustment) in 24 equal monthly installments on the first day following the effective date of the termination or resignation of the Executive's employment and continuing for 23 successive months thereafter, provided that Executive executes the Release agreement described in Section F.5 and complies with Section G.4. below.

                  (b) A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                  (I) a "Change in the Ownership" of the corporation - defined under the regulations as the acquisition by one person (or more than one person acting as a group) of more than 50% (or such higher percentage designated in the plan) of the total fair market value or total voting power of a corporation;

                  (II) a change in "effective control" of the corporation - Each defined under the regulations as either (a) the acquisition by one person (or more than one person acting as a group) of stock possessing more than 30% (or such higher percentage designated in the plan) of the total voting power of a corporation during the 12-month period ending on the date of the most recent acquisition, or (b) the ---- replacement of a majority (or such higher portion designated in the plan) of the members of the corporation's board during any 12-month period by directors whose appointment or election is not endorsed by a majority (or such higher portion) of the members of the board as constituted immediately prior to the date of such appointment or election;

                   (III) a  change in the ownership of a  "substantial  portion"
                         of the assets of the  corporation  - defined  under the
                         regulations as the acquisition of the assets of a corporation with a total gross fair market value equal to or more than 40% (or such higher percentage designated in the plan) of the total gross fair market value of all assets of the corporation determined immediately prior to such acquisition.

         Each event comprising a Change in Control is intended to constitute a "change in ownership or effective control", or a "change in the ownership of a substantial portion of the assets," of PCB or the Bank as such terms are defined for purposes of Section 409A of the Internal Revenue Code and "Change in Control" as used herein shall be interpreted consistently therewith.

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur as a result of any transaction which merely changes the jurisdiction of incorporation of PCB or the Bank.

                  (c) Executive may designate in writing (only on a form provided by the Bank and delivered by the Executive to the Bank before Executive's death) primary and contingent beneficiaries to receive the balance of any payment under this Section F.4 that are not made prior to the Executive's death and the proportions in which such beneficiaries are to receive such payment. The total amount of the balance of such payment shall be paid to such beneficiaries in a single unreduced lump sum payment made within ninety (90) days following Executive's death. Executive may change beneficiary designations from time to time by completing and delivering additional such forms to the Bank. The last written beneficiary designation delivered by Executive to the Bank prior to the Executive's death will control. If Executive fails to


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designate a beneficiary in such manner, or if no designated beneficiary survives
Executive, then Executive's payment balance shall be paid to the Executive's estate in an unreduced lump sum payment within ninety (90) days following Executive's death."

2) Section F.7 is relating to payments subject to Section 280G of the Internal Revenue Code is amended to state as follows:

                  "7.      Certain Limitations

         Notwithstanding any other provision of this Agreement, if the total amounts payable pursuant to this Agreement, together with all other payments to which Executive is entitled, would constitute an "excess parachute payment" (as defined in Section 280G of Internal Revenue
         Code), as amended, and would be subject the Excise Tax imposed by
         Section 4999 of the Code, the Executive would be entitled to an additional payment (a "gross-up payment") in an amount that will place the Executive in the same after-tax economic position that the Executive would have been in if the Excise Tax had not applied to the payments."

3) Section G.4, a covenant not to solicit customers or fellow employees, is revised to read as follows:

                  "4. Covenant Not to Solicit Customers or Fellow Employees. If the Company or the Executive terminates this Agreement for any reason, Executive agrees that, for the two (2) year period following termination of Executive's employment with the Company, Executive shall not solicit the banking business of any customer with whom the Bank, PCB or a subsidiary bank is doing or has done business during the two (2) year period preceding such termination, encourage any such customers to stop using the facilities or services of the Company, or encourage any such customers to use the facilities or services of any competitor of the Company. Executive further agrees, during the term of Executive's employment with the Company and for a two (2) year period following the termination of Executive's employment with the Company for any reason, not to solicit the services of any officer, employee or independent contractor of the Bank or PCB.

                  The covenants contained in this Section G.4 shall be considered as a series of separate covenants, one for each political subdivision of California, and one for each entity or individual with respect to whom solicitation is prohibited. Except as provided in the previous sentence, each such separate covenant shall be deemed identical in terms to the covenant contained in this Section G.4. If in any arbitration or judicial proceeding an arbitrator or a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that a provision of this Section G.4 or any such separate covenant or portion thereof, is determined to exceed the time, geographic or scope limitations permitted by applicable law, then such provision shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable law. Executive hereby consents, to the extent Executive may lawfully do so, to

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the arbitral or judicial modification of this Agreement as described in this
Section G.4."

4) Except as specifically amended above, all of the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Bank, PCB and the Executive have executed this Amendment to be effective as of the day and year first written above.


DATED:                                   PACIFIC CAPITAL BANK, N.A.


                                         By:
                                             --------------------------
                                               Edward E. Birch
                                               Chairman of the Board

DATED:                                   PACIFIC CAPITAL BANCORP


                                         By:
                                             --------------------------
                                               Edward E. Birch
                                               Chairman of the Board

DATED:                                   EXECUTIVE


                                         --------------------------
                                               George S. Leis


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